EXHIBIT F

Joint Filing Agreement

The persons named below hereby agree to the joint filing on behalf of each of them of a Schedule 13D, dated April 3, 2013 (including amendments thereto) with respect to the common stock of AGCO Corporation.  This Joint Filing Agreement shall be filed as an exhibit to such Schedule 13D.

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TRACTORS AND FARM EQUIPMENT LIMITED,

by:
/s/ Mallika Srinivasan
	Name:	Mallika Srinivasan
	Title:	Chairman

TAFE MOTORS AND TRACTORS LIMITED,

by:
/s/ Mallika Srinivasan
	Name:	Mallika Srinivasan
	Title:	Chairman

/s/ Mallika Srinivasan
Mallika Srinivasan

Dated: 5th April 2013